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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

_____________________

Date of Report (Date of earliest event reported) January 30, 2001

Piccadilly Cafeterias, Inc.
(Exact name of registrant as specified in its charter)

Louisiana (State of incorporation)	1-11754 (Commission File Number)	72-0604977 (IRS Employer Identification No.)

3232 Sherwood Forest Boulevard, Baton Rouge, Louisiana (Address of principal executive offices)	70816 (Zip Code)

(225) 293-9440

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events.

On January 30, 2001, the Company issued a press release, filed herewith as Exhibit 99, announcing the Company's second quarter results. In the press release, the Company's President and Chief Executive Officer stated as follows:

"While operating results for the second quarter improved slightly from our first quarter performance, we are disappointed that we did not accomplish our objectives for the quarter. Returning our Company to profitability remains our highest priority. We pursue this goal with a solid foundation of experienced unit-level management and skilled employees that allow us to consistently produce popular, high-quality food every day. We are confident that we can attain our objective."

On January 31, 2001, an article regarding the Company appeared in the Baton Rouge Morning Advocate. In the article, an interview of the Company's Chief Financial Officer by a financial reporter for the Morning Advocate was summarized. The article contained the following quote, which was attributed to the Chief Financial Officer: "We're expecting to be profitable from here on out."

The Chief Financial Officer has reported to the Company that the quote as presented in the article was taken out of context. It was not the intent of the Chief Financial Officer or the Company to make a projection or forecast regarding profitability during that interview. The Company therefore disclaims all responsibility for the statement. The Company reaffirms the statement of its President and Chief Executive Officer contained in the press release filed herewith as Exhibit 99.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.
	99	Press Release dated January 30, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                      PICCADILLY CAFETERIAS, INC.

                                                                                                      By:     /S/ MARK L. MESTAYER                                                                                                                     Mark L. Mestayer
                                                                                                              Chief Financial Officer

Date: February 1, 2001